UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2011

DRI Corporation

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-28539	56-1362926
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas		75240
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 378-8992

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 5, 2011, DRI Corporation (the “Company”) submitted a written request to the NASDAQ Stock Market (“NASDAQ”) (see Exhibit 99.1) for an additional 180-day grace period (the “Extension Request”) in which to achieve compliance with NASDAQ’s continued listing requirement under Listing Rule 5550(a)(2) (the “Bid Price Rule”).

On June 10, 2011, the Company received a letter (the “Notification Letter”) from NASDAQ, which stated the Company no longer met NASDAQ’s continued listing requirement under the Bid Price Rule. The Notification Letter stated that the closing bid price of the Company’s Common Stock had been below $1.00 per share for 30 consecutive business days and that the Company was, therefore, not in compliance with the Bid Price Rule. The Notification Letter also stated that the Company would be afforded 180 calendar days, or until December 7, 2011, to regain compliance with the Bid Price Rule. The Company will not be able to meet the Bid Price Rule by close of business on December 7, 2011; therefore, absent an extension, NASDAQ will provide us with written notification that the Company’s Common Stock will be subject to delisting from the NASDAQ Capital Market (the “Delisting Notice”).

The Company stipulated in the Extension Request that it believes the deficiency may be corrected by normal functioning of the stock market and operations of the Company. However, the Company also stipulated that, should the minimum $1.00/share Bid Price Rule not be achieved during and prior to the end of the requested additional 180-day grace period, and if the Company does not voluntarily withdraw its listing on NASDAQ, then the Company would implement a reverse split in the Company’s Common Stock as required to achieve the $1.00/share benchmark (for at least 10 consecutive trading days) during and prior to the additional 180-day grace period ending.

No assurances may be given, however, that NASDAQ will grant the Company’s Extension Request. If this request is not granted, the Company anticipates receiving a Delisting Notice from NASDAQ. The Company may appeal a Delisting Notice determination to a NASDAQ Hearings Panel, but no assurances may be given regarding the outcome of such a hearing.

ITEM 7.01	Regulation FD Disclosure.

The Company incorporates by reference the information included in Item 3.01 and Item 9.01 of this Form 8-K. This Form 8-K and the attached exhibit are furnished to, but not filed with, the U.S. Securities and Exchange Commission.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter to NASDAQ OMX dated December 5, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2011

DRI CORPORATION

	By:	/S/ KATHLEEN B. OHER
KATHLEEN B. OHER
Vice President, Chief Financial Officer, Treasurer, and Secretary